UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2007

GLOBAL AXCESS CORP
(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	000-17874 (Commission File Number)	88-0199674 (IRS Employer Identification No.)

224 Ponte Vedra Park Drive, Ponte Vedra Beach, Florida (Address of principal executive offices)	32082 (Zip Code)

Registrant’s telephone number, including area code: (904) 280-3950

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisiton or Disposition of Assets

As previously reported on Form 8-K, on September 1, 2006, Global Axcess Corp (the “Company”) entered into a Sale of Shares Agreement (the “Agreement”), which closed on October 3, 2006, with Coin Security Group (pty) Ltd (“Coin Security”), a private company incorporated under the laws of the Republic of South Africa. Pursuant to the Agreement, the Company sold and, Coin Security purchased, 100% of the Company’s interest in Cash Axcess Corporation (“Cash Axcess”), a subsidiary of the Company in which the Company owned 50% of the outstanding securities. The purchase price is USD $700,000 (the “Purchase Price”). The Company and Coin Security entered into the First and Second Revival, Restatement and Amendment of the Sale of Shares Agreement, on September 25, 2006 and October 11, 2006, respectively, whereby the date that the suspensive conditions were to be met was increased by 30 days, respectively.

Pursuant to the agreement $175,000 was being held in escrow.

On April 4, 2007, the Company issued a press release stating that it has received $175,000 of the escrowed proceeds. Attached as Exhibit 99.1 is the press release which is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Name

99.1	Press Release dated April 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP

Dated: April 5, 2007	By: /s/ George McQuain
Name: George McQuain
Title: Chief Executive Officer